ACTIVE 213861515v.1
CERTIFICATION
Re:
Morgan Stanley Bank of America Merrill Lynch Trust 2014-C16,
Commercial Mortgage Pass-Through Certificates, Series 2014-C16 (the "Transaction"),
issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2014 (the "Pooling and Servicing Agreement"), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).
__________________________________________
I, George Kok, certify that:
1.
I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Bank of America Merrill Lynch Trust 2014-C16 (the "Exchange Act periodic reports");
2.
Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the
Exchange Act periodic reports;
4.
Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and
5.
All of the reports on assessment of compliance with servicing criteria for asset-
backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item
1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
U.S. Bank National Association, as Certificate Administrator
U.S. Bank National Association, as Custodian
Wells Fargo Bank, National Association, as Master Servicer
LNR Partners, LLC, as Special Servicer
Situs Holdings, LLC, as Trust Advisor
CoreLogic Commercial Real Estate Services, Inc., as Servicing Function
Participant

ACTIVE 213861515v.1
National Tax Search, LLC, as Servicing Function Participant
Wells Fargo Bank, National Association, as Master Servicer under the
MSBAM 2014-C15 securitization, pursuant to which the Arundel Mills &
Marketplace mortgage loan is serviced and the La Concha Hotel & Tower mortgage loan is serviced
CoreLogic Commercial Real Estate Services, Inc., as Servicing Function
Participant under the MSBAM 2014-C15 securitization, pursuant to which the
Arundel Mills & Marketplace mortgage loan is serviced and the La Concha
Hotel & Tower mortgage loan is serviced
National Tax Search, LLC, as Servicing Function Participant under the
MSBAM 2014-C15 securitization, pursuant to which the Arundel Mills &
Marketplace mortgage loan is serviced and the La Concha Hotel & Tower mortgage loan is serviced
Wells Fargo Bank, National Association, as Master Servicer under the
COMM 2014-UBS5 securitization, pursuant to which the State Farm Portfolio mortgage loan is serviced
CoreLogic Commercial Real Estate Services, Inc., as Servicing Function
Participant under the COMM 2014-UBS5 securitization, pursuant to which the State Farm Portfolio mortgage loan is serviced
National Tax Search, LLC, as Servicing Function Participant under the
COMM 2014-UBS5 securitization, pursuant to which the State Farm Portfolio mortgage loan is serviced
Wells Fargo Bank, National Association, as Master Servicer under the
MSBAM 2014-C17 securitization, pursuant to which the Marriott
Philadelphia Downtown mortgage loan is serviced
CoreLogic Commercial Real Estate Services, Inc., as Servicing Function
Participant under the MSBAM 2014-C17 securitization, pursuant to which the
Marriott Philadelphia Downtown mortgage loan is serviced
National Tax Search, LLC, as Servicing Function Participant under the
MSBAM 2014-C17 securitization, pursuant to which the Marriott
Philadelphia Downtown mortgage loan is serviced
Midland Loan Services, a Division of PNC Bank, National Association, as
Special Servicer under the MSBAM 2014-C15 securitization, pursuant to which the Arundel Mills & Marketplace mortgage loan is serviced and the La
Concha Hotel & Tower mortgage loan is serviced
Rialto Capital Advisors, LLC, as Special Servicer under the COMM 2014-
UBS5 securitization, pursuant to which the State Farm Portfolio mortgage loan is serviced
Rialto Capital Advisors, LLC, as Special Servicer under the MSBAM 2014-
C17 securitization, pursuant to which the Marriott Philadelphia Downtown mortgage loan is serviced
Wells Fargo Bank, National Association, as Custodian under the MSBAM
2014-C15 securitization, pursuant to which the Arundel Mills & Marketplace mortgage loan is serviced and the La Concha Hotel & Tower mortgage loan is serviced

ACTIVE 213861515v.1
Wells Fargo Bank, National Association, as Custodian under the COMM
2014-UBS5 securitization, pursuant to which the State Farm Portfolio mortgage loan is serviced
Wells Fargo Bank, National Association, as Custodian under the MSBAM
2014-C17 securitization, pursuant to which the Marriott Philadelphia
Downtown mortgage loan is serviced

SOX Certification - MSBAM 2014-C16
ACTIVE 213861515v.1
Date: March 30, 2016
By /s/ George Kok
Name: George Kok
Title: President